SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date  of  Report  (Date  of  earliest  event  reported)       January  22, 2004
                                                            --------------------


                               NIMBUS GROUP, INC.
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Florida                       0-15034                01-0656115
-------------------------------      ------------           ---------------
(State  or  other  jurisdiction    (Commission  File         (IRS Employer
 or  incorporation)                     Number)             Identification  No.)


          2875 N.E. 191st Street, Penthouse 2 Aventura, Florida 33180
      --------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's  telephone  number,  including  area  code          (305)  692-3732
                                                                 ---------------



     ----------------------------------------------------------------------
     (Former  name  or  former  address,  if  changed  since  last  report)

ITEM  5.  Other  Events  and  Required  FD  Disclosure.

On January 22, 2004, Nimbus Group, Inc. (the "Company") announced that it had entered into an Acquisition Term Sheet with Fragex, S.A., a privately held French corporation. In general, the Acquisition Term Sheet, a copy of which is included herein as an exhibit to this Report, provides that the Company shall receive a 51% equity interest in Fragex in consideration of 1,115,000 shares of restricted common stock of the Company. However, 51% voting control of Fragex shall remain with its current shareholders. The Acquisition Term Sheet contains standard conditions to closing, including, but not limited to, satisfactory completion by the Company and Fragex of their due diligence, execution of definitive transaction documents, and any necessary regulatory approval.

Fragex specializes in developing cosmetics and fragrances for major brand names in Europe and Asia and provides a turnkey service to brands wishing to launch personal care products. Fragex has been in business since 2000. For fiscal year ending December 31, 2003 (unaudited), Fragex had sales revenues of approximately 2.4 million Euros (approximately US $3 million).

ITEM  7.  Exhibits.

Exhibit No.     Description of Exhibit
-----------     ----------------------

99.1            Acquisition Term Sheet
99.2            Press Release dated January 22, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NIMBUS  GROUP,  INC.


                                  By: /s/  Lucien  Lallouz
                                     -------------------------------------------
                                     Lucien  Lallouz,  Chief  Executive  Officer

DATED:  January  27,  2004

EXHIBIT 99.1

                      ACQUISITION TERM SHEET FRAGEX/NIMBUS
                      ------------------------------------

THIS TERM SHEET ("Agreement") is entered into this 22th day of January, 2004 by and between the shareholders of FRAGEX, SARL ("Fragex"), a French privately held corporation with its principal place of business at 12 bis, rue Soyer 92200 Neuilly S/Seine, Paris, France and NIMBUS GROUP, INC., ("Nimbus" or "Company") a Florida corporation, that is publicly traded on the American Stock Exchange (AMEX:NMC), with its principal place of business at 2875 N.E. 191st Street, Penthouse 2, Aventura, Florida 33180 USA (hereinafter collectively referred to as the "Parties").

WHEREAS, Fragex, is a privately held company formed as a vertically integrated operation which is focused on four principal business segments of Design, Development Manufacturing and distribution of fragrances, cosmetics and personal care products;

WHEREAS, Nimbus, in accordance with its intent to license, develop and distribute fragrances, cosmetics and personal care products worldwide;

WHEREAS, the shareholders of Fragex wish to participate in a share exchange, which will result in Fragex becoming a 51% owned subsidiary of Nimbus, and the shareholders of Fragex become 15% shareholders of Nimbus;

WHEREAS, Fragex and Nimbus, wish to combine their resources to expedite the implementation of their business objectives in the Beauty industry;

NOW THEREFORE, for the sum of ten dollars ($10) and other good and valuable consideration, the following terms of agreement apply:

     1. ACQUISITION OF FRAGEX. Nimbus agrees to acquire 51% of the outstanding shares of Fragex in exchange for the issuance and delivery to Fragex of 1,115,000 (ONE MILLION ONE HUNDRED AND FIFTEEN THOUSAND) shares of unregistered common stock of Nimbus approximately 15% of the total outstanding shares of Nimbus's common stock. The shareholders of Fragex will however, retain 51% voting rights of Fragex.

     (a) It is expressly agreed that Nimbus will be free to make further acquisitions similar to this one, specifically for stock of the company. Nimbus however, will formally notify Fragex' shareholders in advance of such acquisition plans.

     2. DUE DILIGENCE. The parties shall have a period of up to 45 calendar days from the date hereof, unless otherwise agreed to in writing, to conduct due diligence in connection with this agreement. All applicable books and records shall be available for inspection as may be reasonably requested. The parties will use their best efforts to cooperate with attorneys accountants, investment bankers, and/or any other party, which may be the duly authorized representative of a party to the agreement.

     3. CLOSING DATE. Within 10 business days of the signing of this Term Sheet, a formal merger agreement shall be prepared by Nimbus, which will reflect the understanding of the parties as described herein, and shall be executed by the parties upon the conclusion of the due diligence period described in paragraph 2 above. The closing shall occur no later than sixty (60) calendar days after the completion of the due diligence period. The closing date shall be extended by the number of days it takes to receive regulatory approval of any and all documents filed by Nimbus, including but not limited to certain proxy materials. It is the expressed intention of the parties to close this agreement in the most expeditious manner possible.

     4. EXCLUSIVE DEALINGS. Upon execution of this Term Sheet the parties agree to deal exclusively with each other and to use their best efforts to close the acquisition in a timely manner. In the event the acquisition fails to close by April 30th, 2004, the exclusivity period shall lapse unless: (1) the closing date is extended by mutual agreement in writing or (2) the closing date is delayed by the review process of the SEC.

     5. CONFIDENTIALITY. All dealings between the parties, including but not limited to the terms and conditions of this Term Sheet, shall not be disclosed to the public or any third parties, unless agreed to in writing by the parties hereto or as may be required by law, regulation or rule. All information disclosed to either party shall be considered confidential and may not be disclosed or used in any manner by any party without the express written consent of all parties hereto.

     6. TERMINATION. In the event that either party shall determine that the terms and conditions governing this Agreement shall not be met, or after due diligence that such transaction shall not achieve its intended purpose than this Agreement may be cancelled by written notice by one party to the other without any financial or legal liability. Notwithstanding the foregoing, each party shall pay for its own costs and expenses in undertaking the due diligence and closing of this transaction.

     7. LEGAL. The parties agree that the proposed transaction shall comply with all state, federal and exchange laws, rules and regulations. This Agreement shall be governed by the Federal laws applicable to publicly traded companies. This Agreement shall be brought before binding arbitration.

THIS TERM SHEET IS EXECUTED THIS 22TH  DAY OF JANUARY, 2004.

Nimbus Group, Inc.

By:  /s/Michael B. Wellikoff
   -------------------------
     Michael B. Wellikoff, Chairman

Fragex, SA.

By:  /s/ Patrice Henry
   -------------------
     Patrice Henry, Managing Director

EXHIBIT 99.2

                                  Press Release
Nimbus Group, Inc. TO Acquire 51 % of French Cosmetics and Fragrance developer
------------------------------------------------------------------------------
Fragex S.A.R.L
--------------

AVENTURA FL., January 22, 2004 - Nimbus Group, Inc., (AMEX:NMC) announced today that they have entered into a letter of intent with Fragex S.A.RL, a French developer of cosmetics and fragrances for major international brands based in Paris, to acquire a majority stake in the French company.

Nimbus Group Inc. intends to take a 51% stake in Fragex for 1.155 million shares of Nimbus' restricted common stock, approximately 15% of the outstanding shares of Nimbus Group, Inc.

Fragex, specializes in developing cosmetics and fragrances for major brand names in Europe and Asia. Fragex, in business since 2000, had sales of 2.4 million Euros (approx. US$3 million) in 2003 and owns proprietary designs for personal care products as including unique glass and plastic molds for fragrances.

Patrice Henry, Managing Director of Fragex who will continue to head the operation in Paris, said "Over the years, Fragex has succeeded in building a strong and valuable base of customers that utilize our exceptional resources to deliver a turnkey product. We have created a one of a kind niche in a growing industry by facilitating the creation of brand name cosmetics and fragrances without the client having to invest large capital normally associated with such development costs."

"This association presents a unique opportunity for Nimbus", said Lucien Lallouz, President and CEO of Nimbus Group, Inc., "We believe that Nimbus should benefit substantially from the infrastructure and resources that Fragex brings to this transaction. The acquisition of Fragex will give Nimbus the correct combination of personnel, and assets which will enable us to reach the qualification standards of listing on the American Stock Exchange earlier than planned."

ABOUT NIMBUS, INC.
Nimbus specializes in licensing and developing fine fragrances and Skincare cosmetics worldwide. We currently license and market brands such as Phantom(R) fragrances and Cara Mia (TM) total skin care system.

ABOUT FRAGEX, S.A.
Fragex is a French developer of cosmetics and fragrances for major international brands based in Paris. The Company specializes in providing a turnkey product to brand owners worldwide.

Safe Harbor Statement
This  press  release contains "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements concerning the Company's outlook for 2003 and beyond, the Company's expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For information about risk factors relevant to the Company, please see the Company's filings with the Securities and Exchange Commission. The Company does not intend and disclaims any duty or obligation to update or revise any industry information or forward-looking statements set forth in this report, to reflect new information, future events or otherwise.